Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.8

UBER TECHNOLOGIES, INC.

UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT

JUNE 5, 2015

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.	Representations and Warranties of the Purchaser		18
	3.1.	Authorization	18
	3.2.	Purchase Entirely for Own Account	18
	3.3.	Disclosure of Information	18
	3.4.	Restricted Securities	18
	3.5.	No Public Market	19
	3.6.	Legends	19
	3.7.	Accredited Investors	19
	3.8.	Disqualification	19
	3.9.	Formation of Special Purpose Purchaser	19
	3.10.	Number of SPV Investors in HH Purchaser	20
	3.11.	Foreign Investors	20
	3.12.	No Brokers; No Advertisements	20
	3.13.	Commercial Domicile or Residence	20
	3.14.	Organizational Documents; Relevant Agreements	20
	3.15.	Restrictions on Transfer	21
	3.16.	Manager; General Partner	21
	3.17.	Purchaser’s Knowledge; SPV Investor’s Knowledge	22

4.	Conditions of the Purchasers’ Obligations at the Initial Closing		22
	4.1.	Representations and Warranties	22
	4.2.	Performance	23
	4.3.	Compliance Certificate	23
	4.4.	Qualifications	23
	4.5.	Opinion of Company Counsel	23
	4.6.	Side Agreement	23
	4.7.	Secretary’s Certificate	23
	4.8.	Closing of the Fund	23
	4.9.	No Material Adverse Effect	23

5.	Conditions of the Company’s Obligations at Closing		23
	5.1.	Representations and Warranties	23
	5.2.	Performance	23
	5.3.	Qualifications	24
	5.4.	Minimum Investment	24
	5.5.	Side Agreement	24

6.	.Particular Covenants and Events of Default		24
	6.1.	Affirmative Covenants	24
	6.2.	Negative Covenants	24
	6.3.	General Acceleration Provision upon Events of Default	25

7.	Miscellaneous		27
	7.1.	Treatment of Investment for Tax Purposes	27
	7.2.	Survival of Warranties	27
	7.3.	Transfer; Successors and Assigns	27
	7.4.	Counterparts	27

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

7.5.	Notices	28
7.6.	Finder’s Fee	28
7.7.	Attorney’s Fees	28
7.8.	Amendments and Waivers	28
7.9.	Severability	28
7.10.	Delays or Omissions	28
7.11.	Entire Agreement	29
7.12.	Corporate Securities Law	29
7.13.	Governing Law; Waiver of Jury Trial; Dispute Resolution	29
7.14.	Exclusivity	30
7.15.	Confidentiality	31
7.16.	No Publicity	32
7.17.	Termination	32
7.18.	No Fiduciary Duty	33

Exhibit A – Form of Note

Exhibit B – Charter

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

UBER TECHNOLOGIES, INC.

UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT

This Unsecured PIK Convertible Notes Purchase Agreement (the “Agreement”) is made as of June 5, 2015 (the “Agreement Date”) by and between Uber Technologies, Inc., a Delaware corporation (the “Company”), Hillhouse UB Note Holdings, L.P., a Cayman Islands exempted limited partnership (the “HH Purchaser”), and the several investors listed on Schedule I hereto, if any (the “Additional Purchasers” and together with the HH Purchaser, the “Purchasers” and individually, a “Purchaser”).

The parties hereby agree as follows:

1. Purchase and Sale of the Unsecured PIK Convertible Notes.

1.1. Issuance of Notes.

(a) Subject to the terms and conditions of this Agreement, certain Purchasers agree to purchase at the Initial Closing, and the Company agrees to sell and issue to the HH Purchaser and certain other Purchasers at the Initial Closing (the “Initial Purchasers”), Unsecured PIK Convertible Notes in the form attached hereto as Exhibit A (the “Notes” or “Note”), at a purchase price equal to the principal amount of each Note, which principal amount shall be determined within two Business Days prior to the Initial Closing Date, and which shall be set forth on Schedule I hereto, but solely with respect to the Note(s) to be issued to the HH Purchaser, (i) at any Closing Date (as defined below) the principal amount of each Note shall be determined in accordance with Section 8 of that certain Side Agreement between HH Purchaser and the Company, (ii) the principal amount of the Note to be issued to the HH Purchaser at the Initial Closing Date (as defined below) shall in no event be less than the amount as agreed upon between HH Purchaser and the Company pursuant to Section 8(a) of that certain Side Agreement between HH Purchaser and the Company (the “Minimum Amount”), and (iii) the aggregate principal amount of all Note(s) to be issued to the HH Purchaser pursuant to this Agreement shall in no event be greater than $1,200,000,000 (the purchase price of each Note, the “Purchase Price”).

(b) The Company has authorized the sale and issuance to the Purchasers of the Notes.

1.2. Closings; Delivery.

(a) The purchase and sale of the Notes by the Initial Purchasers (the “Initial Closing”) shall take place remotely via the exchange of final documents and signature pages within two Business Days of the date that all the conditions to closing set forth in Sections 4 and 5 hereof are satisfied or waived, provided, that, the Initial Closing shall take place no later than the Termination Date (the date on which the Initial Closing occurs is referred to as the “Initial Closing Date”).

(b) On the Initial Closing Date, the Company shall execute and deliver to each Initial Purchaser a Note in a principal amount equal to its Purchase Price in exchange for such Initial Purchaser delivering an amount equal to the Purchase Price (by wire transfer to a bank account designated by the Company) on the Initial Closing Date.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c) At any time and from time to time up to 180 days following the Initial Closing Date (the “Additional Closing Period”), the Company may on one or more additional Closing Dates (each an “Additional Closing Date” and, together with the Initial Closing Date, a “Closing Date”), offer and sell (i) any amount of Notes to the Company’s existing investors that have a Right of First Offer (as defined below) and (ii) up to an additional $500,000,000 of Notes (in the aggregate) to each Other Investor (as defined below) (collectively clauses (i) and (ii), the “New Purchasers”), in each case, on the same terms and conditions as those contained in this Agreement (such Notes sold after the Initial Closing Date, the “Additional Notes”); provided, that, each New Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements. New Purchasers may include persons or entities who are already Purchasers under this Agreement. Immediately after each Additional Closing Date, Schedule I to this Agreement will be amended by the Company to list the New Purchasers under this Agreement at each such Additional Closing Date. Upon written request made by any Purchaser to the Company, the Company will promptly furnish to such Purchaser copies of Schedule I, as amended pursuant to the preceding sentence. All sales of Additional Notes made at an Additional Closing Date (i) shall be made on the terms and conditions set forth in this Agreement, (ii) the representations and warranties of the Company set forth in Section 2 hereof (and the Schedule of Exceptions) shall speak as of the Initial Closing Date and the Company shall have no obligation to update any such disclosure, and (iii) the representations and warranties of the Additional Purchasers in Section 3 hereof shall speak as of such Additional Closing Date.

1.3. Defined Terms Used in this Agreement. In addition to any additional term defined above or below this Section, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such specified Person or the spouse, parent or lineal descendent of such other Person; provided, however, that, notwithstanding the foregoing, in no event will any Purchaser or any of the Holders, or any of their respective Affiliates, be deemed to be an Affiliate of the Company for any purpose under this Agreement solely by reason of holding any Notes.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in San Francisco, CA are authorized or required by law to remain closed.

“Bylaws” means the Company’s Bylaws, as adopted on July 16, 2010, and as most recently amended and restated on December 11, 2014 and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date.

“Charter” means the Company’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 26, 2015, and attached as Exhibit B hereto and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Co-Sale Agreement” means the Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company, the Investors (as defined therein) and the Key Holders (as defined therein), dated as of May 26, 2015 and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Holder” means a Person in whose name a Note is registered.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Material Adverse Effect” means a material adverse effect on the business, prospects, assets (including intangible assets and licenses), liabilities, financial condition, property or results of operation of the Company and its Subsidiaries (as defined below), taken as a whole; provided, that Material Adverse Effect shall not include any events, conditions, circumstances, developments, state of facts, changes and effects (“Effects”) to the extent arising or resulting from (i) changes in the industry in which the Company operates (which industry shall be defined as companies providing a consumer-facing mobile application), (ii) changes in the general economic conditions within the United States or other jurisdictions in which the Company has material operations, (iii) the announcement or pendency of the Transactions, (iv) the failure of the Company to meet forecasts, budgets or financial projections, (v) any regulatory inquiries regarding the Company’s business (provided, however, that any events, conditions, circumstances, developments, state of facts, changes and effects to the extent arising or resulting from such regulatory inquiries shall not be included in this clause (v)), (vi) acts of God, natural disasters or calamities, including the engagement by any country in hostility (whether commenced before, on or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war), (vii) the occurrence of a military or terrorist attack, or (viii) any changes in law (or any interpretation thereof), in each case (other than clauses (i), (iii), (iv) and (v) above), to the extent that such Effects do not have a disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the same industry in which the Company operates.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

“Obligations” means the Notes and all present and future liabilities, obligations, covenants, duties and debts owing by the Company to the Purchasers, arising under, in accordance with, or pursuant to this Agreement and any of the other Transaction Agreements, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums required to be paid by the Company hereunder or under any of the other Transaction Agreements (including interest, fees and expenses which, but for the filing of a petition in bankruptcy with respect to the Company, would have accrued on any Obligations, whether or not a claim is allowed against the Company for such interest, fees or expenses in the related bankruptcy proceeding.)

“Person” shall mean a legal entity, including but not limited to a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

“Requisite Holders” shall have the meaning set forth in the Notes.

“Rights Agreement” means the Amended and Restated Investors’ Rights Agreement among the Company and the Investors (as defined therein), dated as of as May 26, 2015 and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date.

“Securities” means the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Side Agreement” means a Side Agreement between each Purchaser (as applicable) and the Company.

“Special Purpose Purchaser” means (i) an entity formed for the specific purpose of acquiring Notes or (ii) immediately following the applicable Closing Date, an entity the majority of whose (x) assets consist of Notes or (y) book value is attributable to such entity’s ownership of Notes.

“Surviving Person” shall have the meaning set forth in the Notes.

“Transaction” means, collectively, the execution, delivery and performance by the Company of the Transaction Agreements and the issuance of the Notes thereunder on a Closing Date.

“Transaction Agreements” means this Agreement, the Notes, the Side Agreements, and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

“Voting Agreement” means the Amended and Restated Voting Agreement among the Company, the Investors (as defined therein) and the Key Holders (as defined therein), dated as of as May 26, 2015 and as may be amended, modified or restated from time to time following the Agreement Date and before the Initial Closing Date.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

1.4. Interpretation. In this Agreement, unless otherwise indicated or the context requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Agreement; and any reference to any of the Transaction Agreements means such document as the same shall be amended, supplemented or modified and from time to time in effect to the extent permitted thereunder.

2. Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and on the Initial Closing Date to each Initial Purchaser that, except as set forth on a Schedule of Exceptions (attached hereto and made a part hereof, the “Schedule of Exceptions”), delivered separately by the Company to each Initial Purchaser, which exceptions specifically identify the relevant subsection hereof and shall be deemed to be representations and warranties made hereunder, the following representations are true and complete. For purposes of these representations and warranties, the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of Travis Kalanick, Gautam Gupta, Thuan Pham and Salle Yoo (the “Key Employees”). For purposes of these representations and warranties (other than those in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.12. 2,14, 2.16, 2.25, 2.26, 2.27, 2.30, 2.32, 2.33, and 2.34), the term the “Company” shall include all of the subsidiaries of the Company which are listed in Section 2.3 of the Schedule of Exceptions (“Subsidiaries” and each, a “Subsidiary”), unless otherwise noted herein.

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in the state of California and in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.2. Capitalization. Immediately prior to the Agreement Date:

(a) The authorized capital of the Company consists, or will consist, of:

(i) 755,051,371 shares of Preferred Stock (the “Preferred Stock”), 174,029,880 of which are designated as Series Seed Preferred Stock (the “Series Seed Preferred Stock”), 152,932,500 of which are issued and outstanding immediately prior to the Agreement Date, 152,053,436 of which are designated as Series A Preferred Stock (the “Series A Preferred Stock”), 151,507,916 of which are issued and outstanding immediately prior to the Agreement Date, 123,645,856 of which are designated as Series B Preferred Stock (the “Series B Preferred Stock”), 122,720,968 of which are issued and outstanding immediately prior to the Agreement

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Date, 76,551,280 of which are designated Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), all of which are issued and outstanding immediately prior to the Agreement Date, 31,003,680 of which are designated Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”), none of which are issued and outstanding immediately prior to the Agreement Date, 841,864 of which are designated Series C-3 Preferred Stock (the “Series C-3 Preferred Stock”), all of which are issued and outstanding immediately prior to the Agreement Date, 87,193,208 of which are designated Series D Preferred Stock (the “Series D Preferred Stock”), 81,641,892 of which are issued and outstanding immediately prior to Agreement Date, 84,504,220 of which are designated Series E Preferred Stock (the “Series E Preferred Stock”), 84,139,557 of which are issued and outstanding immediately prior to Agreement Date and 25,227,947 shares of which are designated Series F Preferred Stock (the “Series F Preferred Stock”), 3,774,097 of which are issued and outstanding immediately prior to the Agreement Date. The rights, privileges and preferences of the Preferred Stock are as stated in the Charter. All of the outstanding shares of Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock have been duly authorized and issued, are fully paid and nonassessable and, subject in part to the truth and accuracy of representations and warranties made by purchasers of such shares, were issued in compliance with all applicable federal and state securities Laws, including but not limited to the Securities Act. The Company holds no shares of Common Stock (as defined below) and no shares of Preferred Stock, in each case, in its treasury.

(ii) 1,558,693,776 shares of Class A Common Stock (the “Class A Common Stock”), 48,035,173 shares of which are issued and outstanding as of April 30, 2015, and 937,976,616 shares of Class B Common Stock (the “Class B Common Stock”, and together with the Class A Common Stock the “Common Stock”), 424,384,805 shares of which are issued and outstanding as of April 30, 2015. As of April 30, 2015, all of the outstanding shares of Common Stock have been duly authorized and issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities Laws, including but not limited to the Securities Act.

(b) The Company has reserved 201,998,280 shares of Class B Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Amended and Restated 2010 Stock Plan duly adopted by the Company’s Board of Directors and approved by the Company’s stockholders (the “2010 Stock Plan”), and 113,200,000 shares of Class A Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2013 Equity Incentive Plan duly adopted by the Company’s Board of Directors and approved by the Company’s stockholders (the “2013 Stock Plan”, and together with the 2010 Stock Plan, the “Stock Plans”). As of April 30, 2015, of such reserved shares of Class B Common Stock reserved under the 2010 Stock Plan, 176,126,858 shares have been issued pursuant to option exercises or restricted stock purchase agreements, 14,122,409 options to purchase shares of Class B Common Stock have been granted and are currently outstanding, and zero (0) shares of Class B Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the 2010 Stock Plan. As of April 30, 2015, of such reserved shares of Class A Common Stock reserved under the 2013 Stock Plan, 32,760,765 shares have been issued pursuant to option exercises or restricted stock purchase agreements, 56,160,014 options to purchase shares of Class A Common Stock have been granted and are

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

currently outstanding, 12,599,011 restricted stock units have been granted and are currently outstanding, 602,746 stock appreciation rights have been granted and are currently outstanding, and 34,864,418 shares of Class A Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the 2013 Stock Plan. The Company has made available to the Purchasers complete and accurate copies of the Stock Plans and forms of agreements thereunder.

(c) Except for (i) the conversion privileges of the Series Seed Preferred Stock, (ii) the conversion privileges of the Series A Preferred Stock, (iii) the conversion privileges of the Series B Preferred Stock, (iv) the conversion privileges of the Series C-1 Preferred Stock, (v) the conversion privileges of the Series C-2 Preferred Stock, (vi) the conversion privileges of the Series C-3 Preferred Stock, (vii) the conversion privileges of the Series D Preferred Stock, (viii) the conversion privileges of the Series E Preferred Stock, (ix) the conversion privileges of the Series F Preferred Stock, (x) the rights provided in the Rights Agreement, (xi) the securities and rights described in Section 2.2(b) of this Agreement, (xii) the Bylaws, (xiii) the 2010 Stock Plan, (xiv) the 2013 Stock Plan, (xv) the convertible promissory notes issued by the Company pursuant to that certain Unsecured PIK Convertible Notes Purchase Agreement, dated as of December 3, 2014, by and between the Company and certain other signatories thereto, as amended (such notes and such agreement as amended, collectively, the “December 2014 PIK Instruments”), and (xvi) the Notes, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Other than the Voting Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any Persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration (or other changes in the vesting provisions of such agreements or understandings, or the lapse of a repurchase right) upon the occurrence of any event. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. To the knowledge of the Company, no stock options, stock appreciation rights or other equity based awards issued or granted by the Company are, or will be, subject to the penalties of Section 409A(a)(1) of the Code. The Company has made available to the Purchasers complete and accurate copies of each of the Rights Agreement, the Co-Sale Agreement and the Voting Agreement.

(d) Upon an initial public offering of the Company’s equity securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act, all outstanding securities of the Company, including all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction (subject to increase as requested by the Company for compliance with NASD Rule 2711), and no waivers have been granted.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(e) The Schedule of Exceptions sets forth a complete list of each security of the Company owned by the Key Employees, or any director of the Company, or by any Affiliate of any such individual, together with a description of the vesting provisions, rights of repurchase and, to the Company’s knowledge, the rights of first refusal and applicable to each such security. The Company has provided to the Purchasers for their review copies of all agreements that provide vesting acceleration to any employees of the Company.

2.3. Subsidiaries. Other than the Subsidiaries, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. All of the Subsidiaries are directly or indirectly wholly-owned by the Company, except as set forth in Section 2.3 of the Schedule of Exceptions.

2.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Transaction Agreements, the performance of all Obligations of the Company hereunder and thereunder, and the issuance and delivery of the Notes, have been taken or will be taken prior to the Initial Closing Date (subject only to any future action by the Company and one or more of its stockholders required to increase the authorized number of shares of Common Stock to accommodate the conversion of the Notes) and the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5. Valid Issuance of Securities. The Notes, when issued, sold and delivered in accordance with the terms contained hereof for the consideration expressed herein, will be duly and validly issued and free of restrictions on transfer other than restrictions on transfer set forth in this Agreement, one or more of the Transaction Agreements, the Rights Agreement or applicable state and federal securities Laws and liens or encumbrances created by or imposed by the Purchasers. Based in part upon the representations of each Purchaser in Section 3 of this Agreement and subject to the provisions of Section 2.6 below, the Notes will be issued in compliance with all applicable federal securities Laws, including but not limited to the Securities Act. For the avoidance of doubt, the foregoing representations and warranties do not apply to the issuance of any SPV Investor Interests.

2.6. Governmental Consents and Filings. Assuming the accuracy of the representations made by each Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the Transactions contemplated by the Transaction Agreements, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2.7. Offering. Subject to the truth and accuracy of each Purchaser’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities Laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8. Litigation. Except as set forth in Section 2.8 of the Schedule of Exceptions, as of the Agreement Date, there is no material claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company, or (ii) to the Company’s knowledge, any officer, director or Key Employee of the Company arising out of his or her employment or board relationship with the Company. Neither the Company nor, to the Company’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes actions, suits, proceedings or investigations pending or threatened in writing (or, to the Company’s knowledge, any basis therefor) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.9. Intellectual Property. The Company owns or possesses sufficient title and ownership or possesses sufficient license rights to (i) all trademarks, service marks, tradenames, domain names, copyrights, trade secrets, information and proprietary rights and processes and (ii) to the Company’s knowledge, all patents, in each instance as used by it in connection with the Company’s business, which represent all intellectual property rights necessary to the conduct of the Company’s business as now conducted and as presently contemplated to be conducted, without any misappropriation, violation, or infringement of, the rights of others. Set forth in Section 2.9 of the Schedule of Exceptions is, as of the Agreement Date, a list of all of the patents, patent applications, registered copyrights, copyright applications, domain names, registered trademarks and trademark applications owned by or exclusively licensed to Company. The Company exclusively owns all intellectual property rights that it purports to own. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, domain names, copyrights, trade secrets or other intellectual property or proprietary rights or processes of any other Person or entity and the Company is not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

of any of its employees made prior to or outside the scope of their employment by the Company other than those inventions that, as of the date hereof, have already been transferred and assigned to the Company. The Company does not use any open source, copyleft or community source code, including but not limited to any GNU or GPL libraries or code, in a manner that requires or could require (even if it distributed its software), or conditions or could condition the use or distribution of the Company’s (or any of its licensors’) products or proprietary software on, disclosure or distribution by the Company of any of its (or any of its licensors’) source code. The Company is in compliance with the terms of any such open source licenses and any such software and licenses are listed on the Schedule of Exceptions (“Open Source Software”). The Company has taken reasonable security measures to protect the confidentiality of all trade secrets, know-how and other confidential and proprietary information owned by the Company or used by the Company in the Company’s business as now conducted and as presently proposed to be conducted. The Company has not granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any source code of any software owned by the Company, or provided or disclosed to any Person or entity any such source code. All material intellectual property rights owned by the Company that have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world, have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and, to the Company’s knowledge, are valid and enforceable.

2.10. Compliance with Other Instruments. The Company is not in violation or default of (a) any provisions of its Charter or Bylaws (or, in the case of the Subsidiaries, their respective charters, bylaws, or equivalent organizational documents that would have a Material Adverse Effect), or (b) of any instrument, judgment, order, writ, privacy policy or decree, or (c) under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound, except with respect to clauses (b) and (c), other than as would not have a Material Adverse Effect. The Company is not in violation of any provision of federal or state statute, rule or regulation applicable to the Company, other than as would not have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the Transactions contemplated hereby or thereby will not result in such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under (i) any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval other than as would not have a Material Adverse Effect or (ii) the Rights Agreement.

2.11. Agreements; Actions.

(a) Except for agreements explicitly contemplated hereby and by the Transaction Agreements, as of the Agreement Date, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, preferred stockholders (other than the stock purchase agreements executed in connection with the issuance of shares of Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, management rights letters, the Rights Agreement, the Voting Agreement and the Co-Sale Agreement and the December 2014 PIK Instruments), Affiliates, or any Affiliate thereof.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b) Except as may be set forth in one or more of the Transaction Agreements, as of the Agreement Date, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound, that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $6,000,000 in any one-year period, (ii) the license of any patent, copyright, trademark, trade secret or other intellectual property or proprietary right to or from the Company other than (x) the license to the Company of generally commercially available third party products, including Open Source Software, for a total cost of less than $1,000,000 in any one-year period, (y) license agreements with customers and driver partners entered into in the ordinary course of business and (z) limited-term marketing and promotion agreements with third parties entered into in the ordinary course of business, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services, (iv) indemnification by the Company with respect to infringements of intellectual property or proprietary rights except for limited-term marketing and promotion agreements with third parties entered into in the ordinary course of business, or (v) provisions restricting or otherwise limiting the Company or any of its Subsidiaries from competing in any form in any line of business, industry or geographical area (any of the foregoing, a “Material Agreement”).

(c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $6,000,000 or in excess of $30,000,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person or entity (including Persons or entities the Company has reason to believe are affiliated with that Person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

(e) The Company has not engaged in the ninety (90) days prior to the Agreement Date in any discussion with any representative of any corporation, partnership, trust, joint venture, limited liability company, association or other entity, or any individual, regarding (i) a sale or exclusive license of all or substantially all of the Company’s assets, (ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or Person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any Person, or Persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2.12. Disclosure. The Company has provided each Purchaser with all the information such Purchaser has requested in connection with determining whether to purchase the Notes. None of (i) any representation or warranty of the Company contained in this Agreement, as qualified by the Schedule of Exceptions, (ii) any certificate furnished or to be furnished to the Purchasers at the Initial Closing, or (iii) the statements describing the Company provided by the Company to the HH Purchaser for inclusion in the private placement memoranda prepared by the HH Purchaser and provided to the Company for review (the “HH PPM”), contains any untrue statement of a material fact.

2.13. No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its employees, officers or directors or to any member of their immediate families, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company’s employees, officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company’s stock) or officers or directors or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that employees, officers, directors and/or stockholders of the Company may own stock in (but not exceeding two (2) percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company. None of the directors and officers or, to the Company’s knowledge, none of the Company’s employees, or any members of the employees’, directors’ or officers’ immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other Person, firm or corporation (other than any Subsidiary of the Company).

2.14. Rights of Registration and Voting Rights. Except as provided in the Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.15. Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, if any, the Company is in compliance with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such property or assets.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2.16. Financial Statements. The Company has provided to each Purchaser the following consolidated unaudited financial statements (collectively, the “Financial Statements”): (a) balance sheet as of December 31, 2014, income statement for the year ended December 31, 2014 and (b) balance sheet as of March 31, 2015 and summary income statement for the three-month period ended March 31, 2015 (the “Balance Sheet Date”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts and commitments incurred in the ordinary course of business which would not be required under U.S. generally accepted accounting principles to be reflected in the financial statements prepared in accordance with such generally accepted accounting principles.

2.17. Changes. Since the Balance Sheet Date and through the Agreement Date, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, except as would not have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any change to a Material Agreement;

(f) any material change in any compensation arrangement or agreement with any Key Employee, officer, director or stockholder;

(g) any sale, assignment or transfer by the Company of any patents, trademarks, copyrights, trade secrets or other intangible assets by the Company;

(h) any resignation or termination of employment of any officer of the Company, and the Company is not aware of any impending resignation or termination of employment of any officer or any Person listed on Section 2.17(h) of the Schedule of Exceptions under the caption “Specified Persons”;

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(i) any material change in a contingent obligation of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets;

(k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families;

(l) any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.17.

2.18. Employee Benefit Plans. The Company does not have any Employee Benefit Plans as defined in Section 3(3) of ERISA.

2.19. Tax Returns and Payments. As of the Agreement Date, the Company has timely filed (or caused to be filed) all tax returns and reports as required by Law, except where the failure to timely file such tax returns or reports would not materially impact the Company. These returns and reports are true and correct in all material respects. The Company has timely paid (or caused to be paid) all material taxes and other material assessments due. No unresolved claim has been made in writing by any tax authority in a jurisdiction where any of the Company and its Subsidiaries does not make any tax filings that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no material liens for taxes (other than taxes not yet due and payable or taxes being contested in good faith for which there is adequate reserve on the financial statements) upon the assets of the Company or any of its Subsidiaries. The Company has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. No tax audits or administrative or judicial proceedings are pending or being conducted in any jurisdiction with respect to the Company and its Subsidiaries. None of the Company and its Subsidiaries has received any (i) written notice from any jurisdiction indicating an intent to open an audit or other review, (ii) request for information relating to tax matters, notice of deficiency or proposed adjustment relating any tax, or (iii) notice of deficiency or proposed adjustment for any tax proposed, asserted or assessed by any taxing authority, except as would not reasonably be expected to adversely affect the Company in a material respect.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

2.20. Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

2.21. Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge threatened, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not aware that any officer or employee, or that any group of employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The Company is not obligated to pay severance or any other additional compensation upon the termination of any employee. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

2.22. Employee Matters. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer or group of employees intends to terminate his, her or their employment with the Company. The Company has properly classified and treated all applicable Persons employed or engaged by the Company in accordance with all applicable Laws in all material respects, including all applicable Laws concerning employment and compensation, and for purposes of all employee benefit plans and perquisites, and there is no pending or, to the Company’s knowledge, threatened complaint, claim, audit or investigation by or before any governmental body regarding any misclassification of any Person employed or engaged by the Company.

2.23. Confidential Information and Invention Assignment Agreements. Each present and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms provided to the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use commercially reasonable efforts to

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

prevent any such violation. Each such agreement assigns all intellectual property developed by such Person on behalf of the Company to the Company. No current or former employee has expressly excluded works or inventions or other subject matter from his or her agreement with the Company regarding confidentiality and proprietary information. The Company is not aware that any of its present and former employees, officers or consultants are in violation thereof, and the Company will use its commercially reasonable efforts to prevent any such violation.

2.24. Permits. As of the Agreement Date, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.25. Corporate Documents. The Charter and Bylaws are in the forms provided to the Purchasers. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

2.26. 83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been timely filed by all individuals who have purchased shares of the Company’s Common Stock prior to the Initial Closing.

2.27. Real Property Holding Corporation. The Company is not, and does not intend to become, a “United States real property holding corporation” within the meaning of the Code and any applicable regulations promulgated thereunder.

2.28. Environmental and Safety Laws. To the Company’s knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge after reasonable investigation, by any other Person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

2.29. FCPA. None of the Company nor any of its Key Employees, directors (in their capacity as directors) or officers or, to the Company’s knowledge, any of its other employees, have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

him or her to use his or her influence to affect any act or decision of a governmental authority or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above, in order to assist the Company or any of its Affiliates to obtain or retain business for, or direct business to the Company or any of its Affiliates, as applicable. None of the Company nor any of its Key Employees, directors (in their capacity as directors) or officers or, to the Company’s knowledge, any of its other employees, have made or accepted any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

2.30. Investment Company Act. The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

2.31. Data Privacy. In connection with its collection, storage, transfer (including any transfer across national borders) and/or use of any information from any individuals, including any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable privacy, data security, consumer protection, marketing and data protection laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party, other than as would not have a Material Adverse Effect. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations, other than as would not have a Material Adverse Effect.

2.32. Additional Agreements. The Company has not entered into any agreement with any Purchaser purchasing Notes with respect to the Transactions contemplated by this Agreement other than as specified herein (including the documents to be delivered pursuant to Section 4 herein) or in one of the Transaction Agreements.

2.33. Shell Company. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

2.34. No Bad Actor Disqualifications. Neither (i) the Company, (ii) to the Company’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act), is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

2.35. Cash Balances. As of March 31, 2015, the Company had aggregate cash balances in its bank accounts and brokerage accounts of at least $2 billion.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3. Representations and Warranties of the Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and on the Closing Date that:

3.1. Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. All action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and the Transaction Agreements, the performance of all obligations of the Purchaser hereunder and thereunder has been taken or will be taken prior to the applicable Closing Date and this Agreement and each of the Transaction Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser pursuant hereto will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3. Disclosure of Information. The Purchaser believes it has received all information it considers necessary or appropriate for deciding whether to purchase the Notes. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely on such representations and warranties. Any Purchaser that is a Special Purpose Purchaser hereby further represents that such Purchaser has provided each of such Purchaser’s equity investors, share or unit holders, partners, members or other participants in the Special Purpose Purchaser (such Persons, “SPV Investors” and each a “SPV Investor”) with a copy of a private placement or other offering memorandum, in the form provided to the Company prior to the Closing Date, prior to such time that any such SPV Investor first invested in or received shares or units of the Purchaser for value.

3.4. Restricted Securities. The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Securities may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as set forth in the Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.5. No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6. Legends. The Purchaser acknowledges, understands and agrees that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in or required by the other Transaction Agreements.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(d) A legend required under Treasury Regulation Section 1.1275-3.

3.7. Accredited Investors. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Purchaser, if it is a Special Purpose Purchaser, hereby further represents that each of its SPV Investors has represented to such Special Purpose Purchaser that it is (a) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (b) a qualified purchaser (as defined in Section 2(a)(51) of the 1940 Act). Such Purchaser, if it is a Special Purpose Purchaser, hereby represents that to the extent such Special Purpose Purchaser has conducted an offering or sale of its securities, such offering and sale complied with the Securities Act.

3.8. Disqualification. Such Purchaser represents that neither such Purchaser, nor any person or entity with whom such Purchaser shares beneficial ownership of the Company securities (including any SPV Investor), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

3.9. Formation of Special Purpose Purchaser. Such Purchaser that is a Special Purpose Purchaser represents that the formation of the Special Purpose Purchaser (a) was not done primarily to circumvent the provisions of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) was done to provide a service to client, for tax or liability structuring, to protect the confidentiality of information related to the SPV Investors and/or reasons other than to circumvent Section 12(g) or 15(d) of the Exchange Act.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.10. Number of SPV Investors in HH Purchaser. The HH Purchaser hereby represents that it shall have no more than 100 SPV Investors at the time of the Initial Closing or at any time thereafter.

3.11. Foreign Investors.

(a) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that (i) it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with its purchase of the Notes or any use of this Agreement, including (A) the legal requirements within its jurisdiction for the purchase of the Notes, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, with respect to this clause (D), that may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes; and (ii) such Purchaser’s subscription and payment for the Notes will not violate any applicable securities or other laws of the Purchaser’s jurisdiction; and

(b) Solely if the Purchaser is a Special Purpose Purchaser, such Purchaser hereby represents that, to its actual knowledge after reasonable investigation, the investment of each SPV Investor that is not a United States person (as defined by Section 7701(a)(30) of the Code in such Special Purpose Purchaser will not violate any applicable securities laws of the SPV Investor’s jurisdiction, except as would not reasonably be expected to adversely affect the Company.

3.12. No Brokers; No Advertisements. Except as otherwise disclosed to the Company by the HH Purchaser prior to the Agreement Date, neither the Purchaser, nor any of its officers, employees, agents, directors, stockholders or partners has engaged the services of a broker, investment banker or finder to solicit any potential investor in the Special Purpose Purchaser nor has the Purchaser or any of the Purchaser’s officers, employees, agents, directors, stockholders or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor in the Special Purpose Purchaser. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners acting on its behalf has published any advertisement in connection with the offer and sale of the Notes.

3.13. Commercial Domicile or Residence. The state of commercial residence or domicile of the Purchaser in the notice provision hereto is correct as of the date hereof and may be used and relied upon by the Company in complying with any applicable state securities laws.

3.14. Organizational Documents; Relevant Agreements. The Purchaser has provided the Company with copies of the final forms of organizational documents and subscription agreements of the Purchaser, and any agreements between the Special Purpose Purchaser and an SPV Investor that limit or otherwise affect the conversion rights, the transfer restrictions or other rights of the Purchaser relating to the Notes.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.15. Restrictions on Transfer. If a Purchaser is a Special Purpose Purchaser, such Special Purpose Purchaser hereby represents that the organizational or other governing agreements or documents of such Special Purpose Purchaser contains, and will continue to contain while the Notes or Conversion Securities (as defined in the Note) held by such Special Purpose Purchaser remain outstanding, a provision prohibiting any SPV Investor from directly or indirectly transferring or otherwise disposing of any portion of its interest in such Purchaser (the “SPV Investor Interest”) (including (a) any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the SPV Investor Interest, even if the SPV Investor Interest would be disposed of by someone other than the SPV Investor, or (b) any transaction involving any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any such SPV Investor Interest or with respect to any security that includes, relates to, or derives any significant part of its value from any security of the Special Purpose Purchaser), without the consent of such Purchaser or the general partner or manager of such Purchaser. Any Purchaser that is a Special Purpose Purchaser agrees that prior to a Qualified IPO (as defined in the Note) or a Non-Qualified IPO (as defined in the Note), without the prior consent of the Company, the Purchaser, or general partner or manager of such Purchaser, shall not grant such consent except in connection with any transfer (i) effected for estate planning purposes, (ii) pursuant to divorce settlements, (iii) that occurs by operation of law, by will or intestacy, or (iv) to an affiliate or to an entity established solely for the benefit of the applicable SPV Investor or his immediate family; provided, that, notwithstanding the foregoing, (A) other than with respect to the HH Purchaser, no SPV Investor may transfer its SPV Investor Interest unless it transfers the entirety of its SPV Investor Interest to one (1) person (such that the transfer would not result in an increase in the total number of SPV Investors in such Special Purpose Purchaser) and (B) solely with respect to the HH Purchaser, no SPV Investor may transfer its SPV Investor Interest in the HH Purchaser if it would result in the total number of SPV Investors in the HH Purchaser exceeding 100.

3.16. Manager; General Partner. If a Purchaser is a Special Purpose Purchaser, such Purchaser hereby represents that the organizational or other governing agreement or document of such Purchaser contains, and will continue to contain while the Notes held by such Special Purpose Purchaser remain outstanding, a provision whereby each SPV Investor in such Purchaser agrees that, subject to applicable laws and any specific exceptions set forth in such organizational or other governing agreements, (a) the general partner, investment manager or other similar manager of such Purchaser shall have full discretion to exercise the rights of the Purchaser under the Notes, including without limitation making any relevant elections, providing consents or consenting to any amendments or waivers, and (b) no consent, waiver, acknowledgment or other action by any SPV Investor is required for such general partner, investment manager or other similar manager of such Special Purpose Purchaser to exercise such discretion. Such Purchaser shall not amend, modify or waive any such provision in any manner which adversely affects the exercise of such discretion by the general partner, investment manager or other similar manager of such Purchaser in any material respect without the consent of the Company. If such Purchaser is a Special Purpose Purchaser, such Special Purpose Purchaser has disclosed to the Company the identity of the general partner, investment manager or other similar manager of such Purchaser.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.17. Purchaser’s Knowledge; SPV Investor’s Knowledge.

(a) The Purchaser: (i) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement; (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale and issuance of the Notes; and (iii) has independently and without reliance upon the Company, and based on such information and the advice of its advisors as such Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Purchaser acknowledges that neither the Company nor its agents is acting as a fiduciary or financial or investment adviser to such Purchaser, and that neither the Company nor its agents has given such Purchaser any investment advice, opinion or other information on whether the purchase of the Notes is prudent. The Purchaser acknowledges that the value of the Notes may significantly appreciate or depreciate over time.

(b) If the Purchaser is a Special Purpose Purchaser, any subscription agreement concerning an investment by any SPV Investor in such Special Purpose Purchaser contains provisions whereby each SPV Investor represents, warrants and agrees that: (i) it has received all information concerning the Special Purpose Purchaser as it considers necessary to make a decision to purchase SPV Investor Interests; it is capable of evaluating investment risks independently, including with regard to transactions and investment strategies involving interests in the Special Purpose Purchaser and has exercised independent judgment (and has relied solely upon the Special Purpose Purchaser’s private placement memorandum, the advice of the SPV Investor’s tax, legal or other advisers, and independent investigations made by the SPV Investor) in purchasing the SPV Investor Interests; (ii) it has such knowledge and experience in financial and investment matters, and in illiquid investments in particular, and in other business matters that the SPV Investor is capable of evaluating the merits and risks of an investment in the SPV Investor Interests without assistance of a Purchaser Representative (as such term is defined in the Securities Act); and (iv) it can bear a complete loss of its investment in the Special Purpose Purchaser, and such a loss would not materially adversely affect its capital needs (in the case of an entity) or his or her standard of living or that of his or her family (in the case of an individual).

4. Conditions of the Purchasers’ Obligations at the Initial Closing. The obligations of each Initial Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Initial Closing Date, of each of the following conditions (other than Section 4.8 which shall only apply to the HH Purchaser), unless otherwise waived by Initial Purchasers who after giving effect to the Initial Closing would constitute the Requisite Holders (except for Section 4.8, which may only be waived by the HH Purchaser):

4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of the Initial Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

4.2. Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Agreement Date or the Initial Closing Date, as applicable.

4.3. Compliance Certificate. The President of the Company shall deliver to the Initial Purchasers on the Initial Closing Date a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Initial Closing Date.

4.5. Opinion of Company Counsel. The Purchasers shall have received from Fenwick

& West LLP, counsel for the Company, an opinion, dated as of the Initial Closing Date, in the form mutually agreed by the Purchasers and the Company.

4.6. Side Agreement. The Side Agreement by and between the Company and such Initial Purchaser shall have been executed and delivered by the Company.

4.7. Secretary’s Certificate. The Secretary of the Company shall deliver to the Initial Purchasers on the Initial Closing Date a certificate certifying (a) the Charter, (b) the Bylaws, and (c) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the Transactions contemplated hereby and thereby.

4.8. Closing of the Fund. With respect to the HH Purchaser, the HH Purchaser shall have sold SPV Investor Interests with gross proceeds of at least the Minimum Amount.

4.9. No Material Adverse Effect. Since the Agreement Date, there shall not have occurred any event, development, set of facts or circumstances that would, or would reasonably be expected to, have a Material Adverse Effect.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to any Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of the following conditions, unless otherwise waived by the Company:

5.1. Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of each Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).

5.2. Performance. Each Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or prior to the Agreement Date or each Closing Date, as applicable.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

5.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of each Closing Date.

5.4. Minimum Investment. The minimum aggregate purchase consideration of the Purchasers, collectively, shall be the Minimum Amount.

5.5. Side Agreement. The Side Agreement by and between the Company and such Purchaser shall have been executed and delivered by such Initial Purchaser.

6. Particular Covenants and Events of Default.

6.1. Affirmative Covenants. Unless the Requisite Holders or the Company, as applicable, shall otherwise agree:

(a) The Company shall promptly notify the Purchaser of any Event of Default under any Transaction Agreement, to which the Company has knowledge, other than any Event of Default which has been cured.

(b) From the date hereof until the Initial Closing Date, each of the Company and each Initial Purchaser shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Sections 4 and 5 hereof, respectively.

(c) The Company shall provide the HH Purchaser with any additional information that, to the Company’s knowledge, would be required to be included in the HH PPM so that the information regarding the Company therein that was previously provided by the Company to HH Purchaser for inclusion in the HH PPM, in the good faith judgment of the Company, will not contain an untrue statement of a material fact as of the Initial Closing Date, and cooperate with the HH Purchaser to enable the HH Purchaser to prepare one or more supplements to the HH PPM with respect thereto.

6.2. Negative Covenants. Unless the Requisite Holders shall otherwise agree, while any Notes are outstanding:

(a) The Company shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly through any Subsidiary) (i) liquidate, (ii) enter into any merger or consolidation, unless (A) the Company is the Surviving Person or (B) if the Surviving Person is a Person other than the Company, such Person is organized under the laws of a subdivision of the United States of America and assumes the Notes and the Obligations of the Company under the Transaction Agreements, or (iii) sell, assign, transfer, lease or convey all or substantially all of its properties or assets, in one or more related transactions, to any Person, unless such Person is organized under the laws of a subdivision of the United States of America and assumes the Notes and the Obligations of the Company under the Transaction Agreements. The Purchaser shall receive no later than the second Business Day following the

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

date of any (x) merger or consolidation described in clause (ii) above, (y) any sale, assignment or transfer described in clause (iii) above or (z) any Change of Control that is not a Public Issuer Change of Control (as defined in the Notes) where any Notes are to remain outstanding following such Change of Control that is not a Public Issuer Change of Control, in each case in which the Company is not the Surviving Person: (1) an instrument of assumption pursuant to which such Surviving Person or other Person, as applicable, assumes all the obligations of the Company under this Agreement and the other Transaction Agreements and (2) documents evidencing the corporate power and authority of such Person to become a party to and perform its obligations under this Agreement and the other Transaction Agreements.

(b) The Company shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly through any Subsidiary) pay or declare any dividend or make any distribution on, whether in cash, stock, property or otherwise (other than dividends or distributions solely in shares of the Company’s common stock), any shares of the Company’s capital stock, provided, that, the repurchase of its outstanding shares shall not be considered a distribution per this Section 6.2(b) and shall solely by governed by Section 6.2 (c) hereof.

(c) The Company shall not (by amendment, merger, reclassification, consolidation or otherwise, either directly or indirectly through any Subsidiary) repurchase its outstanding shares, or permit any Subsidiary of the Company to take any such action; provided that the Company may redeem or repurchase (i) up to 10% of its outstanding shares over the life of the Notes (without giving effect to the repurchase of shares necessary to offset dilution resulting from share issuances to employees of the Company) and (ii) shares from former employees, officers, directors, consultants or other persons who performed services for the Company in connection with the cessation of such employment at the lower of the original purchase price or the then-current fair market value, pursuant to plans or agreements approved by the Company’s Board of Directors) (clauses (i) and (ii), the “Share Repurchase Threshold”); provided, further, that the Company may repurchase additional shares over the Share Repurchase Threshold upon the approval of the Company’s disinterested members of its Board of Directors. For purposes of this Section 6.2(c), “10% of its outstanding shares” shall be defined as 10% of the aggregate number of shares (on a fully-diluted basis) of Common Stock and Preferred Stock (calculated as an on-converted basis) issued and outstanding as of the date on which the calculation of 10% is being determined.

6.3. General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 6.3 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), the Requisite Holders, by written notice to the Company, may declare the principal of, and accrued and unpaid interest on, all of the Notes or any part of any of them (together with any other Obligations accrued or payable) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Company, and take any further action available at law or in equity, including the sale of the Notes and all other rights acquired in connection with the Notes:

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(a) The Company shall have failed to make payment of (i) principal when due and payable, or (ii) interest or any other amounts due and payable under the Notes or any other Obligations within five (5) Business Days of their due date and such default is not remedied by the Company or waived by the Requisite Holders within thirty (30) days (inclusive of any extension periods or cure periods contained in any such covenant or provided by Law) after receipt by the Company of notice from the Requisite Holders of such default.

(b) (i) The Company shall have failed to comply in any material respect with the compliance or performance of any covenant contained in this Agreement (other than the covenant described in (a) above or as otherwise expressly provided in this Section 6.3, but including, for the avoidance of doubt the covenant described in clause (c) below) or in the other Transaction Agreements and such default is not remedied by the Company or waived by the Requisite Holders within thirty (30) days (inclusive of any extension periods or cure periods contained in any such covenant or provided by Law) after receipt by the Company of notice from the Requisite Holders of such default.

(c) Any representation or warranty made by the Company in any Transaction Agreement shall be incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall be incorrect, false or misleading in any respect) as of the date it was made or deemed made.

(d) (i) The Company or any Subsidiary identified as a “Material Subsidiary” in Section 2.3 of the Schedule of Exceptions (each, a “Material Subsidiary”) shall fail generally to pay its debts as such debts become due or shall make a general assignment for the benefit of creditors; (ii) the Company or any Material Subsidiary shall declare a moratorium on the payment of its debts; (iii) the commencement by the Company or any Material Subsidiary of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or consent seeking reorganization, intervention or other similar relief under any applicable Law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; or (iv) the commencement against the Company or any Material Subsidiary of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable Law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of sixty (60) consecutive days

(e) One or more final judgments for the payment by the Company or any Subsidiary, which in the aggregate exceed $200,000,000 (excluding any amounts anticipated to be covered by insurance), and such judgment(s) remains unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

(f) The validity of any Transaction Agreement shall be contested by the Company or any Subsidiary pursuant to a filing by the Company or a Subsidiary, or any Law shall purport to prevent or materially delay the performance or observance by the Company of a material portion of the Obligations.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

Any Event of Default of the type specified in Section 6.3(d) shall cause principal of, and accrued and unpaid interest on, all of the Notes or any part of any of them (together with any other Obligations accrued or payable) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Company.

7. Miscellaneous.

7.1. Treatment of Investment for Tax Purposes.

(a) The HH Purchaser shall provide, on behalf of itself and/or its beneficial owners, as applicable, a properly completed and valid Internal Revenue Service Form W-9 or a properly completed and valid Internal Revenue Service Form W-8BEN or Form W-8BEN-E and such other information as is required to certify such person’s compliance with Section 1471 through 1474 of the Code on or prior to the Initial Closing and each other Purchaser shall provide, on behalf of itself and/or its beneficial owners, as applicable, a properly completed and valid Internal Revenue Service Form W-9 or a properly completed and valid Internal Revenue Service Form W-8BEN or Form W-8BEN-E and such other information as is required to certify such person’s compliance with Sections 1471 through 1474 of the Code on or prior to the applicable Closing Date.

(b) The Company and each Purchaser shall reasonably cooperate with respect to all tax matters related to the Notes and the Company shall provide all information reasonably requested by each Purchaser in connection with any tax matters related to the Notes.

7.2. Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the conversion of the Notes or their repayment pursuant to their terms and each Closing Date and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

7.3. Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of any Securities (provided, that, transfers may only take place subject to the provisions of Section 3.15 above and the Side Agreement applicable to such Purchaser). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may also be executed and delivered by facsimile or electronically-transmitted signature.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

7.5. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or Schedule I hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, CA 94104, attention: Michael A. Brown and David K. Michaels, (b) if to the HH Purchaser, with a copy to (i) Hillhouse Capital, Suite 1608, One Exchange Square, 8 Connaught Place, Central, Hong Kong, attention: Mr. Adam Hornung, e-mail: AHornung@hillhousecap.com, and (ii) Goodwin Procter, 28F, One Exchange Square, 8 Connaught Place, Central, Hong Kong, attention: Mr. Yash A. Rana, e-mail: YRana@goodwinprocter.com.

7.6. Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction or with respect to the purchase of any Notes hereunder. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7. Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.8. Amendments and Waivers. Any term of this Agreement may be amended or waived subsequent to the execution hereof only upon the mutual written consent of (i) the Company and (ii) the Requisite Holders. Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon the Purchasers and each Holder and transferee of the Notes and the Company.

7.9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.10. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

7.11. Entire Agreement. The Transaction Agreements constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

7.12. Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

7.13. Governing Law; Waiver of Jury Trial; Dispute Resolution.

(a) THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by Law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in the Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement or the Notes against the Company or its properties in the courts of any jurisdiction.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any court referred to in the preceding paragraph. Each party hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.5. Nothing in this Agreement or the Notes will affect the right of any party hereto to serve process in any other manner permitted by Law.

(e) Each party hereto irrevocably consents and unconditionally agrees to the dispute resolution provisions set forth in Section 17 of the Note.

7.14. Exclusivity. From the Agreement Date until June 21, 2015 (the “Exclusivity Period”):

(a) the Company and its officers shall not, and the Company shall not authorize any of its directors, employees, agents or representatives, including any investment banker, attorney, consultant or accountant (collectively, “Representatives”), to directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of or transfer, or announce the offering of any debt securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company with terms substantially similar to the Notes (any such transaction, a “Competing Transaction”) and;

(b) the Company and its officers shall, and the Company shall instruct its Representatives to, cease any discussions and negotiations with any person or entity other than the HH Purchaser regarding any Competing Transaction or any proposal that could reasonably be expected to lead to a Competing Transaction. For the avoidance of doubt, the offer and sale of common or preferred stock of the Company or securities convertible, exercisable or exchangeable for common or preferred stock (excluding any convertible debt securities), or non-convertible debt securities of the Company shall not be deemed a Competing Transaction if not prohibited under clause (a) above.

In addition, during the Exclusivity Period, the Company and its officers shall not, and the Company shall not authorize any Representatives to, (i) engage in any discussions or negotiations with, or provide any confidential or non-public information or data to, any person other than the HH Purchaser relating to a Competing Transaction, (ii) encourage any effort or attempt by any person other than the HH Purchaser to propose or implement a Competing Transaction, or (iii) execute or enter into with any person other than the HH Purchaser, any letter of intent, exclusivity agreement, agreement in principle, purchase agreement, option agreement, or other similar agreement related to a Competing Transaction.

Notwithstanding the foregoing, nothing herein shall prevent the Company from offering and selling the Notes (a) to its existing investors to the extent required under the terms of any existing rights of first offer or similar existing rights of the Company’s investors (the “Right of First Offer”) and (b) to other investors or potential investors (the “Other Investors”) (1) set forth on Schedule 7.14 hereto, (2) who are existing investors of the Company or any of its Subsidiaries who do not have the Right of First Offer or (3) with the HH Purchaser’s prior written consent,

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

such consent not to be unreasonably withheld (it being agreed that it is reasonable for the HH Purchaser to withhold consent if the HH Purchaser (1) is already in discussions with such potential investor with respect to the Transactions or (2) has a pre-existing relationship with such potential investor and is planning to contact such potential investor about the Transactions), and in connection therewith, engaging in discussions or negotiations with, providing any confidential or non-public information or data to, and/or entering into purchase agreement for the securities offered in the Transactions with, such existing investors or other investors or potential investors.

7.15. Confidentiality.

(a) Each of the Company and each Purchaser agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (i) to its Affiliates, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, upon the request or demand of any Governmental Authority, in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law or if required to do so in connection with any litigation or similar proceeding; (iv) to any other party to this Agreement; (v) to any potential or actual investor in any Special Purpose Purchaser and their advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); provided, that, any Information that is provided to such Persons pursuant to this clause (v) must have (A) been provided to the Company for its review prior to the distribution to such Persons and (B) the Company must provide authorization (which may be oral) to the Special Purchase Purchaser allowing it to provide such Information to such Persons; (vi) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder; (vii) with the consent of the Company; or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 7.15, or (B) becomes available to a Purchaser or any of their respective Affiliates on a non-confidential basis from a source other than the Company. Any Person required to maintain the confidentiality of Information as provided in this Section 7.15 shall exercise no less than the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(c) For purposes of this Section, “Information” means all information (i) received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, or (ii) received from the Purchaser relating to the Purchaser or, if the Purchaser is a Special Purpose Purchaser, any SPV Investor, as applicable, the existence of this Agreement and the Transaction Agreements and the terms of this Agreement and the Transaction Agreements, and the existence of the Transaction and the terms thereof.

7.16. No Publicity. Each of the Company and each Purchaser agrees that it will not, and shall cause each of its Subsidiaries and Affiliates (and, in the case of any Special Purpose Purchaser, any SPV Investor) to not, without the prior written consent of the other party, use in advertising, publicity, or otherwise the name of the other party, or any partner or employee of the other party, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party, or any of its Affiliates, in each case other than pursuant to required securities filings (including disclosure in a Registration Statement on Form S-1). Each of the Company and each Purchaser further agrees that it shall obtain the written consent of the other party prior to the issuance of any public statement identifying or specifying that such Purchaser or any of its Affiliates (and, in the case of any Special Purpose Purchaser, any SPV Investor) has purchased the Notes pursuant to this Agreement, in each case other than pursuant to required securities filings (including disclosure in a Registration Statement on Form S-1). Notwithstanding anything to the contrary set forth in this Section 7.16, (x) with respect to any disclosure by or with respect to a Purchaser pursuant to this Section 7.16, all references herein to “consent of the other party” shall only require the consent of the Company and not the consent of any other Purchaser, and (y) the Company may, in any announcement, advertisement, public statement, or otherwise, disclose the sale and issuance of Notes, the purchase price therefor, the identities of the Purchasers and any other details of the transactions contemplated hereby.

7.17. Termination.

(a) Termination. At any time prior to the Initial Closing Date, this Agreement may be terminated and the Transaction abandoned by authorized action taken by the terminating party:

(i) by mutual written consent duly authorized by the Company and the HH Purchaser;

(ii) by either the Company or the HH Purchaser, if the Initial Closing Date shall not have occurred by July 21, 2015 (the “Termination Date”); provided, further, that the right to terminate this Agreement under this clause (ii) of this Section 7.17(a) shall not be available to any party whose breach of any covenant or agreement hereunder will have been the principal cause of, or will have directly resulted in, the failure of the Initial Closing to occur on or before the Termination Date;

(iii) by either the Company or the HH Purchaser, if any permanent injunction or other order of a Governmental Authority of competent authority preventing the consummation of the Transaction shall have become final and nonappealable;

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

(iv) by the Company, if the HH Purchaser shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within 10 Business Days after receipt by the HH Purchaser of written notice of such breach and if not cured within the timeframe above and at or prior to the Initial Closing, such breach would result in the failure of any of the conditions set forth in Section 5.1 or Section 5.2 to be satisfied; or

(v) by the HH Purchaser, if Company shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within 10 Business Days after receipt by the Company of written notice of such breach and if not cured within the timeframe above and at or prior to the Initial Closing, such breach would result in the failure of any of the conditions set forth in Section 4.1 or Section 4.2 to be satisfied.

(b) Effect of Termination. In the event of termination of this Agreement as provided in Section 7.17, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or any of the Purchasers or their respective officers, directors, stockholders or Affiliates; provided, however, that (i) the provisions of this Section 7 shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party hereto from liability in connection with any breach of such party’s representations, warranties or covenants contained herein.

7.18. No Fiduciary Duty. Each of the Purchasers and their Affiliates may have interests, economic or otherwise, that conflict with those of the other Purchasers, their equityholders and/or their Affiliates. Notwithstanding the fact that the consent of the HH Purchaser is required for the taking of any action hereunder, each Purchaser agrees that nothing in the Transaction Agreements or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the HH Purchaser, its equityholders or its Affiliates, on the one hand, and any other Purchaser, its equityholders or its Affiliates, on the other. Each Purchaser acknowledges and agrees that (a) none of HH Purchaser, its stockholders or its Affiliates have assumed an advisory or fiduciary responsibility in favor of any other Purchaser, its equityholders or its Affiliates with respect to the Transactions contemplated hereby or under any of the Transaction Agreements (or the exercise of rights or remedies with respect hereto or thereto) or the process leading thereto (irrespective of whether HH Purchaser, its stockholders or its Affiliates have advised, are currently advising or will advise any other Purchaser, its stockholders or its Affiliates on other matters) or any other obligation to any other Purchaser and (b) HH Purchaser shall have no duty to consult with, provide notice to, seek the approval or consent of, or take into account the interest of any other Purchaser in connection with any transactions contemplated by the Transaction Agreements or its actions or omissions to act or otherwise under the Transaction Agreements. The HH Purchaser shall not be liable to any other Purchaser for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise under the Transaction Agreements. In no event shall the HH Purchaser be liable to the other Purchasers or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising out of its actions or omissions to act.

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

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Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

COMPANY:

UBER TECHNOLOGIES, INC.

By:	/s/ Travis Kalanick
Name:	Travis Kalanick
Title:	Chief Executive Officer

Address:	1455 Market Street, 4th Floor San Francisco, CA 94103

With a copy to (which shall not constitute notice):

Fenwick & West LLP
555 California Street, 12th Floor San Francisco, CA 94104 Attention: Michael A. Brown David K. Michaels

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASERS:

HILLHOUSE UB NOTE HOLDINGS, L.P., a Cayman Islands exempted limited partnership

By:	HCM UB CO-INVEST GP, LTD., a Cayman Islands exempted company
Title:	General Partner

By:	/s/ Tracy Ma
Name:	Tracy Ma
Title:	Director

Address:	c/o Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue George Town Grand Cayman Cayman Islands KYI-9005

With a copy to (which shall not constitute notice):

Name:	Mr. Adam Hornung
Address:	Suite 1608, One Exchange Square, 8 Connaught Place, Central, Hong Kong
Email:	AHornung@hillhousecap.com

Name:	Mr. Yash A. Rana
Address:	Goodwin Procter, 28F, One Exchange Square, 8 Connaught Place, Central, Hong Kong
Email:	yrana@goodwinprocter.com

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASERS:

ICQ OPPORTUNITIES FUND 4, L.P.

By: ICQ Opportunities GP, L.P., its general partner

/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

Address:

Iconiq Capital Management, LLC 394 Pacific Avenue San Francisco, CA 94111 Attn: Kevin Foster

With a copy to (which shall not constitute notice):

Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018-1405 Attn: Ilan S. Nissan

[Signature Page to Unsecured PIK Convertible Notes Purchase Agreement]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASERS:

ICQ OPPORTUNITIES FUND 5, L.P.

By:	ICQ Opportunities GP, L.P., its general partner

/s/ Kevin Foster
Name: Kevin Foster
Title: Authorized Signatory

Address:

Iconiq Capital Management, LLC
394 Pacific Avenue
San Francisco, CA 94111
Attn: Kevin Foster

With a copy to (which shall not constitute notice):

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Attn: Ilan S. Nissan

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASERS:

VULCAN CAPITAL GROWTH EQUITY LLC

By: Vulcan Capital Growth Equity Management LLC, its Manager

By: Cougar Investment Holdings LLC, its Managing Member

/s/ Susan Drake
Name: Susan Drake
Title: Vice President

Address:

c/o Vulcan Inc
505 Fifth Ave. South, Suite 900
Seattle, WA 98104
Attention: IM Finance
Email: vulcanbusops@vulean.com
Phone: (206) 342-2000

With a copy to (which shall not constitute notice):

Rich Sohn
505 Fifth Ave. South, Suite 900 Seattle, WA 98104 Email: RichS@vulcan.com

Abhishek Agrawal 435 Tasso St., Suite 210 Palo Alto, CA 94301 Email: Agrawal@vulcan.com

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

The parties have executed this Unsecured PIK Convertible Notes Purchase Agreement as of the date first written above.

PURCHASER:

Magnetar Financial LLC as Trustee for Magnetar Investments (Delaware) LLC

By:	/s/ Karl Wachter
Name: Karl Wachter
Title: General Counsel

Address: 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201

With a copy to (which shall not constitute notice):

Name: General Counsel, Magnetar Financial LLC
Address: 1603 Orrington Avenue, 13th Floor,
Evanston, IL 60201 Email: Notices@Magnetar.com

[SIGNATURE PAGE TO UNSECURED PIK CONVERTIBLE NOTES PURCHASE AGREEMENT]

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE I

SCHEDULE OF PURCHASERS

Investor Name	Date	Principal Amount Under Note
Hillhouse UB Note Holdings, L.P.	June 12, 2015	$87,856,134.78
Hillhouse UB Note Holdings, L.P.	July 21, 2015	$193,987,687.53
ICQ Opportunities Fund 4, L.P.	September 2, 2015	$438,525,000.00
Hillhouse UB Note Holdings, L.P.	September 29, 2015	$19,510,719.40
ICQ Opportunities Fund 5, L.P.	October 30, 2015	$35,500,000.00
Vulcan Capital Growth Equity LLC	November 18, 2015	$74,000,000.00
Magnetar Financial LLC as Trustee for Magnetar Investments (Delaware) LLC	December 9, 2015	$100,000,000.00
TOTAL		$949,379,541.71

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT A

FORM OF NOTE

Confidential Treatment Requested by Uber Technologies, Inc.

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT B

CHARTER